UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2004

SAFENET, INC.

(Exact Name of Registrant as Specified in Charter)
4690 Millennium Drive, Belcamp, Maryland 21017

(Address of principal executive offices)

Delaware	0-20634	52-1287752
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Registrant’s telephone number, including area code: (443) 327-1271

(Former Name or Former Address, if Changed Since Last Report)

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Item 2. Acquisition or Disposition of Assets.

     On March 15, 2004, Ravens Acquisition Corp., a Delaware corporation (“Acquisition Corp.”), completed its merger with and into Rainbow Technologies, Inc., a Delaware corporation (“Rainbow”), in accordance with the Agreement and Plan of Reorganization dated October 22, 2003 (the “Merger Agreement”) by and among SafeNet, Inc., a Delaware corporation (“SafeNet”), Ravens Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SafeNet (“Acquisition Corp”), and Rainbow. The issuance of shares and the Merger Agreement were approved by the shareholders of SafeNet and Rainbow, respectively, at meetings held on March 15, 2004. Pursuant to the Merger Agreement, Acquisition Corp. was merged with and into Rainbow and Rainbow became a wholly-owned subsidiary of SafeNet.

     On March 16, 2004, SafeNet filed a Current Report on Form 8-K reporting that it had completed the acquisition and that the financial statements and information required under Item 7 would be filed on or before May 28, 2004. This Amendment No. 1 to the Current Report on Form 8-K contains the required financial statements and pro forma financial information.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Audited financial statements of Rainbow Technologies, Inc. at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, are attached as Exhibit 99.2 hereto.

(b) Pro Forma Financial Information.

Unaudited combined condensed pro forma balance sheet as of December 31, 2003 and unaudited combined condensed pro forma statement of operations for the year ended December 31, 2003, including notes thereto, are attached as Exhibit 99.3 hereto.

(c) Exhibits

Exhibit 2.1	Agreement and Plan of Reorganization dated October 22, 2003 by and among SafeNet, Inc., Ravens Acquisition Corp. and Rainbow Technologies, Inc. (incorporated by reference to Annex A to SafeNet Inc.’s Registration Statement on Form S-4 filed on November 14, 2003 (Registration No. 333-110520)).

Exhibit 23.1	Consent of Ernst & Young LLP

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP

Exhibit 99.1	Press Release *

Exhibit 99.2	Audited financial statements of Rainbow Technologies, Inc. at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003.

Exhibit 99.3	Unaudited combined condensed pro forma balance sheet as of December 31, 2003 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2003, including notes thereto.

*	Previously filed

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFENET, INC.

	By:	/s/ Anthony A. Caputo

Anthony A. Caputo
Chief Executive Officer

Date: May 28, 2004

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